UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 7, 2022

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2022, ImmunityBio, Inc., a Delaware corporation (the “Company,” “we” or “us”), entered into a Purchase Agreement (the “Agreement”) with Athenex, Inc., a Delaware corporation (“Seller”), pursuant to which Seller will sell, assign and transfer to us all of Seller’s rights, and we will assume all of Seller’s duties and obligations under, various third-party agreements (the “Facility Agreements”), subject to the terms and conditions of the Agreement, relating to an approximately 409,000 square foot, newly constructed cGMP ISO Class 5 high potency pharmaceutical manufacturing facility located at 3805 Lakeshore Drive East, Dunkirk, New York (the “Dunkirk Facility”).

The Dunkirk Facility is a state-of-the-art, full-scale manufacturing facility and includes clean rooms for upstream and downstream manufacturing activities, and also includes fill-finish and lyophilization capabilities, to increase capacity and the ability to scale production associated with certain of the Company’s product candidates. These state-of-the-art facilities will substantially expand and diversify the Company’s existing manufacturing capacity and are expected to accelerate the Company’s ability to develop, prove and bring to market its key products and therapies in a competitive and regulated market.

The Facility Agreements include, without limitation, the Fort Schuyler Management Corporation Lease, dated as of October 1, 2021, by and between Fort Schuyler Management Corporation, a not-for-profit corporation affiliated with the State of New York (“FSMC”), as landlord, and Seller, as tenant (the “Lease Agreement”), the Agreement for Medical Technology Research, Development, Innovation and Commercialization Alliance, effective as of May 1, 2015, by and between FSMC and Seller, as amended (the “Alliance Agreement”), and certain additional agreements entered into with each of the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) and the County of Chautauqua Industrial Development Agency (“CCIDA”).

The Lease Agreement was entered into pursuant to the Alliance Agreement, under which FSMC agreed to generate funding from the State of New York, to be administered through FSMC or an affiliate thereof, for the construction and build-out of the Dunkirk Facility and purchase of related equipment. The State of New York has made significant investments in the 409,000 square foot, state-of-the-art Dunkirk Facility. The Dunkirk Facility, as well as equipment purchased using the aforementioned grant funding, is owned by the FSMC and will be leased to us pursuant to the Lease Agreement and other Facility Agreements. Upon the closing of the Agreement (the “Closing”), our annual lease payment will be $2.00 per year for an initial 10-year term, with the option for us to renew under the same terms and conditions for an additional 10-year term. As part of the assumed obligations under the Facility Agreements, we will have a commitment to spend an aggregate of $1.52 billion on operational expenses during the initial 10-year term, and an additional $1.50 billion on operational expenses if we elect to renew the lease for the additional 10-year term. We will also be committed to hiring 450 employees at the Dunkirk Facility within the first five years of operations, with 300 such employees to be hired within the first two-and-a-half years of operations, following the commencement of the Seller’s lease on October 1, 2021. The agreements with the CCIDA provided for certain sales tax exemption savings during the development of the Dunkirk Facility and provide for certain property tax savings over the next 20 years, subject to certain terms and conditions including performance of certain of the aforementioned obligations. Failure to satisfy the obligations over the lease term may give rise to certain rights and remedies of governmental authorities including, for example, termination of the Lease Agreement and other Facility Agreements and potential recoupment of a percentage of the grant funding and other benefits received, subject to the terms and conditions of the applicable agreements.

The Closing is subject to the receipt of all necessary consents and approvals, including, without limitation, the consent of FSMC, ESD and CCIDA, and a lender of Seller, and other customary conditions. Upon Closing, in addition to assuming the obligations of Seller under the Facility Agreements, we will pay Seller an amount equal to its costs and obligations incurred with respect to the construction, build-out and equipment purchases for the Dunkirk Facility outside of the grants referenced above, which is currently estimated to be approximately $38,000,000, subject to adjustment at Closing and not to exceed $40,000,000.

Upon Closing, we will be responsible for all operating costs and expenses for the Dunkirk Facility and Seller’s obligations under the Facility Agreements. ImmunityBio and Seller have also entered into a preliminary agreement, pursuant to which Seller, or one of its affiliates, will have the ability to manufacture its 503B products at the Dunkirk Facility at prices to be determined on a product-by-product basis, provided that the pricing will not exceed our costs plus a 15% margin, and the parties expect to enter into a definitive preferred contract manufacturing agreement. Seller has not assigned any of its rights to its corporate headquarters in Buffalo, New York, under the Agreement and it will retain all of its rights and obligations with respect to its corporate headquarters.

The Agreement contains customary representations and warranties, covenants, agreements and indemnification obligations of the Company and the Seller. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company intends to file any other material agreements relating to the Dunkirk Facility that it will be assuming at Closing with its Annual Report on Form 10-K for the period ending December 31, 2021 or its Quarterly Report on Form 10-Q for the period ending March 31, 2022.

The above description of the Agreement has been included to provide information regarding the terms of the Agreement. It is not intended to provide any other information about the Company or the Seller. The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by our stockholders or other investors. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Dunkirk Facility Transaction. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing this transaction on January 12, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this report is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the closing of ImmunityBio’s acquisition of the leasehold interest in the Dunkirk Facility and certain related assets from Athenex (the “Dunkirk Facility Transaction”), the scale of production capacity for the Dunkirk Facility, the ability of ImmunityBio to meet its obligations to applicable governmental authorities under the Facilities Agreements, and the acceleration of ImmunityBio’s ability to develop its product candidates as a result of the Dunkirk Facility Transaction, among others. Statements in this Current Report on Form 8-K that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) the ability of ImmunityBio and Athenex to close the Dunkirk Facility Transaction on time or at all, (ii) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (iii) ImmunityBio’s ability to retain and hire key personnel, including in connection with the Dunkirk Facility Transaction, (iv)

ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (v) ImmunityBio’s ability to successfully commercialize its product candidates and uncertainties around regulatory reviews and approvals, (vi) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its product candidates and future approved products, (vii) ImmunityBio’s ability to obtain, maintain, protect and enforce patent protection and other proprietary rights for its product candidates and technologies, (viii) ImmunityBio’s ability to comply with the obligations assumed in connection with the Dunkirk Facility Transaction, and (ix) the unknown future impact of the COVID-19 pandemic on certain clinical trials or their milestones and/or ImmunityBio’s business operations or operating expenses. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2021, Form 10-Q filed with the SEC on November 12, 2021 and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this Current Report on Form 8-K, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1*	Purchase Agreement, by and between Athenex, Inc. and ImmunityBio, Inc. dated as of January 7, 2022

99.1	Press Release dated January 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: January 12, 2022	By:	/s/ David Sachs
David Sachs Chief Financial Officer